Exhibit 21


                          SUBSIDIARIES


     Name                        Jurisdiction of Incorporation

Leesport Bank                             Pennsylvania

Essick and Barr Insurance, Inc.           Pennsylvania

First Leesport Wealth Management,
  Inc.                                    Pennsylvania

First Leesport Investment Group,
  Inc.                                    Pennsylvania

First Leesport Capital Trust I            Delaware

Horizon Realty Solutions, LLC             Pennsylvania